UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 19, 2018

HISTOGENICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

830 Winter Street, 3rd Floor

Waltham, Massachusetts 02451

(781) 547-7900

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

Histogenics Corporation (“Histogenics”) will be hosting its first Investor Day and live webcast on Tuesday, June 19, 2018, in New York City. Members of Histogenics’ management team will provide a corporate overview and discuss the commercialization plan for NeoCart®, Histogenics’ lead investigational product, designed to rebuild a patient’s own knee cartilage to treat pain at the source and potentially prevent a patient’s progression to osteoarthritis. Histogenics’ management will be joined by leading orthopedic surgeons who will provide their clinical perspectives on NeoCart, as well as market access insights into today’s orthopedic marketplace. The program will also include perspectives from a patient that received NeoCart in the Phase 3 clinical trial as well as additional content related to Histogenics’ technology platform including a discussion on tissue engineering and the biomechanics of cartilage tissue. The slides that will be used for such presentation are furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Various statements to be made during the Investor Day and webcast are “forward-looking statements” under the securities laws. Words such as, but not limited to, “anticipate,” “believe,” “can,” “could,” “expect,” “estimate,” “design,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “target,” “likely,” “should,” “will,” and “would,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties.

Important factors that could cause actual results to differ materially from those reflected in Histogenics’ forward-looking statements include, among others: the timing and success of Histogenics’ NeoCart Phase 3 clinical trial, including, without limitation, possible delays in generating the data from the clinical trial; the ability to obtain and maintain regulatory approval of NeoCart or any product candidates, and the labeling for any approved products; NeoCart’s regulation as a Regenerative Medical Product in Japan; the market size and potential patient population in Japan; the scope, progress, expansion, and costs of developing and commercializing Histogenics’ product candidates; the ability to obtain and maintain regulatory approval regarding the comparability of critical NeoCart raw materials following our technology transfer and manufacturing location transition; the size and growth of the potential markets for Histogenics’ product candidates and the ability to serve those markets; Histogenics’ expectations regarding its expenses and revenue; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Histogenics’ Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which are on file with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Histogenics’ annual report on Form 10-K and quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Histogenics’ results.

There can be no assurance that the actual results or developments anticipated by Histogenics will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Histogenics. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All written and verbal forward-looking statements attributable to Histogenics or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Histogenics cautions investors not to rely too heavily on the forward-looking statements Histogenics makes or that are made on its behalf. The information conveyed on during the Investor Day and webcast will be provided only as of the date of the Investor Day, and Histogenics undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements made during the call after the date thereof, whether as a result of new information, future events or otherwise.

The information in Item 7.01 of this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Presentation Slides.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2018	HISTOGENICS CORPORATION

	By:	/s/ Adam Gridley
Adam Gridley
President and Chief Executive Officer